Exhibit 5.1

June 20, 2023

To:
Stratasys Ltd.
1 Holtzman Street, Science Park
P.O. Box 2496
Rehovot 76124, Israel

Re: Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as Israeli counsel to Stratasys Ltd., an Israeli company (the “Company” or “Stratasys”), in connection with its filing of a registration statement on Form F-4 (the “Registration Statement”) registering the issuance by the Company of an aggregate of up to 43,906,107 ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”), of the Company (the “Shares”) pursuant to the merger (the “Merger”) contemplated under the Agreement and Plan of Merger, dated as of May 25, 2023 (the “Merger Agreement”), by and among the Company, Tetris Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Stratasys (“Merger Sub”), and Desktop Metal, Inc., a Delaware corporation (“Desktop Metal”), pursuant to which Merger Sub will merge with and into Desktop Metal, with Desktop Metal surviving the merger as a direct wholly owned subsidiary of Stratasys. This opinion is rendered pursuant to Item 21(a) of Form F-4 promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”) and Items 601(b)(5) and (b)(23) of Regulation S-K promulgated by the United States Securities and Exchange Commission (the “SEC”).

In connection herewith, we have examined originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of Registration Statement filed by the Company with the SEC and to which this opinion is attached as an exhibit; (ii) the Merger Agreement; (iii) the articles of association of the Company, as currently in effect; (iv) a draft of the amended articles of association of the Company, to become effective as of the effective time of the Merger (the “Amended Articles”); (v) resolutions of the board of directors (the “Board”) and the shareholders of the Company that relate to the Registration Statement and the actions to be taken by the Company in connection with the Merger that have either been approved or which are to be approved prior to the effective time of the Merger (the “Resolutions”); and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinion set forth below that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that upon effectiveness of the Merger and the Amended Articles, and upon receipt by the Company of the consideration for the issuance of the Shares contemplated under the Merger Agreement, the Shares being registered under the Registration Statement, when issued pursuant to the Merger, will be duly authorized, validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the proxy statement/prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar | Law Offices
Meitar | Law Offices